EXHIBIT 99.1
Blue Hills Bancorp, Inc. Reports First Quarter Earnings

NORWOOD, Mass.--(BUSINESS WIRE)-Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced net income of $1,667,000, or $0.07 per diluted share, for the first quarter of 2016 compared to net income of $2,412,000, or $0.09 per diluted share, for the fourth quarter of 2015 and net income of $1,306,000, or $0.05 per diluted share for the first quarter of 2015.

Commenting on the Company's results, William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said "We are off to a good start in 2016 with loans up another 3% in the quarter and up over 30% from a year ago. Over the past few years we have expanded our direct origination capabilities to the point that over 90% of the loan growth in residential and commercial loans for 2015 and the first quarter of 2016 were originated directly by Blue Hills Bank. In addition, our customer deposits are up 14% from a year ago and later this year we will open a new branch in the Seaport District of Boston that will further enhance our deposit taking capabilities. The transformation of the Company into a full service community bank has continued over the past few months as we brought in a team to launch an asset-based lending function, added an experienced banker focused on the municipal deposit business and experienced lenders to our residential lending team. Capital management remains a priority and we are now executing on our second stock buyback program after completing the first program in late February. We are greatly encouraged by the progress we continue to make during our transformation and look forward to the challenges and opportunities that lie ahead."

BALANCE SHEET
Compared to December 31, 2015, total assets grew $48 million, or 2%, to $2.2 billion at March 31, 2016. The increase was due to loan growth as total loans increased $47 million, or 3%, to $1.6 billion at March 31, 2016 driven by higher levels of commercial real estate and residential mortgage loans, partially offset by declines in commercial business loans and other consumer loans. The decline in commercial business loans was impacted by payoffs, however, the pipeline looks solid for the months ahead.

Compared to March 31, 2015, total assets increased $404 million, or 23%. Loans also drove the growth in total assets in this comparison, increasing $408 million, or 35%. By category, commercial real estate loans were up $180 million, or 45%; residential mortgages were up $158 million, or 34%; construction loans increased $33 million, or 55%; home equity loans increased $17 million, or 27%; commercial business loans were up $15 million, or 10%; and consumer loans were up $4 million, or 13%. During the first quarter of 2016, commercial loans (real estate and non-real estate combined) totaling $74 million were added to the balance sheet, of which 91% were originated by the Company. This compares to the first quarter of 2015 when $41 million of commercial loans were added, of which 92% were originated by the Company. In addition, $65 million of residential mortgages loans were added in the first quarter of 2016, of which 97% were originated by the Company. This compares to additions of $42 million in residential mortgage loans in the first quarter of 2015, of which 92% were originated by the Company.

The combined balance of available-for-sale and held-to-maturity securities at March 31, 2016 was $434 million compared to $432 million at December 31, 2015. Securities available for sale were $430 million at March 31, 2015. As previously disclosed, on July 31, 2015 the Company reclassified almost $200 million of securities available for sale to the held-to-maturity designation. Held-to-maturity investments are investments that management has the positive intent and ability to hold to maturity.

Compared to December 31, 2015, deposits grew $51 million, or 4%, to $1.5 billion at March 31, 2016. The increase from the fourth quarter of 2015 was driven by growth in money market deposits of $41 million and certificates of deposit of $17 million. All other deposit categories had minor changes. The growth in money market deposits was due, in part, to promotional rate programs. Deposit growth from the end of 2015 was helped by the Company's newest branch in Westwood, which opened in the fourth quarter of 2015. Deposits at this branch grew to $72 million at March 31, 2016 from $42 million at the end of 2015. Total borrowings (short and long-term combined) were little changed from the end of 2015.

Compared to March 31, 2015, deposits grew $263 million, or 22%. By category, the more significant increases were seen in money market deposits, which were up $139 million, brokered certificates of deposits, which were up $73 million, and NOW & demand deposits, which were up $29 million. Deposit growth from a year ago was helped by the new Westwood branch and further growth in deposits from the Milton branch that was opened in the fourth quarter of 2014. Together these branches contributed $93 million to the growth in deposits from a year ago. Short and long-term borrowings grew $100 million and $50 million, respectively, from the end of the first quarter of 2015, which helped support the growth in the loan portfolio.

Stockholders’ equity was $394 million at March 31, 2016 compared to $399 million at December 31, 2015 and $415 million at March 31, 2015. The decline in stockholders' equity from the end of 2015 mainly reflects share repurchases. The decline from a year ago also reflects share repurchases, as well as the payment of common stock dividends, and a lower level of other comprehensive income that was primarily due to a drop in the value of available-for-sale securities. These declines were partially offset by $7.4 million of earnings over the past four quarters.

In late February 2016, the Company announced the completion of its first stock repurchase program pursuant to which the Company bought back 1,423,340 shares of its common stock. At the same time, the Board of Directors authorized a second repurchase program for up to 1,119,000 shares of common stock. During the first quarter of 2016, the Company repurchased 730,040 shares of stock under both programs at an average price of $14.09 for a total cost of $10.3 million. This compares to repurchases of 612,800 shares at an average price of $13.99 for a total cost of $8.6 million in the fourth quarter of 2015 and 316,500 shares at an average price of $14.24 for a total cost of $4.5 million in the third quarter of 2015. The Company had 883,000 shares remaining to repurchase at March 31, 2016 under the second repurchase program.

NET INTEREST AND DIVIDEND INCOME
Net interest and dividend income on a fully taxable equivalent basis was $13.3 million in the first quarter of 2016, down $1.4 million, or 9%, from $14.7 million in the fourth quarter of 2015. Net interest margin on a fully taxable equivalent basis declined to 2.62% in the first quarter of 2016 from 3.04% in the fourth quarter of 2015. The decline in net interest income and margin reflects a $2.0 million drop in dividends from mutual fund investments and a $176,000 decline in purchase accounting accretion related to the January 2014 Nantucket Bank acquisition. Purchase accounting accretion was $127,000 in the first quarter of 2016 compared to $303,000 in the fourth quarter of 2015. Mutual fund dividends were over $2.0 million in the fourth quarter of 2015 and were just $21,000 in the first quarter of 2016 as historically the Company receives the vast majority of mutual fund dividends during the second half of the year. Excluding the impact of mutual fund dividends and purchase accounting accretion, net interest and dividend income on a fully taxable equivalent basis was $13.1 million in the first quarter of 2016, up $850,000, or 7%, from the fourth quarter of 2015. On this basis, net interest margin was 2.65% in the first quarter of 2016 compared to 2.61% in the fourth quarter of 2015. The improvement in net interest income was helped by a $120 million, or 8%, increase in average loans driven mainly by growth in commercial real estate, residential mortgage, and construction loans. In addition, net interest income and margin benefited from the decision by the Federal Reserve Bank to raise interest rates in December 2015 with the benefit reflecting the Company's asset sensitive rate risk position.

Compared to the first quarter of 2015, net interest and dividend income on a fully taxable equivalent basis increased $2.5 million, or 24%, while net interest margin declined 2 basis points. Excluding the impact of mutual fund dividends and purchase accounting accretion from both quarters, net interest income on a fully taxable equivalent basis increased $2.6 million, or 25%, to $13.1 million while net interest margin improved one basis point to 2.65%. The improvement in net interest income was primarily due to a $391 million, or 33%, increase in average loans driven mainly by higher levels of commercial real estate and residential mortgage loans. Net interest income and margin were negatively impacted by a 10 basis point drop in loan yield and a 4 basis point increase in the cost of interest-bearing liabilities. The yield on loans declined due to competitive pricing pressures and a $93,000 decline in purchase accounting accretion, partially offset by a benefit in 2016 from repricing floating rate loans following the Fed's December, 2015 rate increase.

NONINTEREST INCOME
Noninterest income was $1.4 million in the first quarter of 2016, down $947,000, or 41%, from the fourth quarter of 2015. The decline was mainly due to the following factors:

•
Miscellaneous income declined to an expense of $183,000 in the first quarter from income of $327,000 in the fourth quarter of 2015. As has been the case in most quarters, the biggest factor behind the change in miscellaneous income relates to the portfolio of commercial loan customer interest rate swap contracts where customers opt to convert their loans from floating to fixed rate via interest rate swaps. While fee income from these contracts is recorded to loan level derivative fee income, GAAP dictates that the Company must mark these contracts to fair value over the life of each swap and these valuation marks are reflected in miscellaneous income. During the first quarter of 2016, the Company recorded negative credit valuation marks as interest rates declined while in the fourth quarter of 2015 positive credit valuation marks on these contracts were recorded as interest rates increased. While these interest rate marks create quarterly volatility in operating results, barring unforeseen credit-related circumstances there is no net impact to earnings over the life of each contract. There were no other items of significance impacting the comparison of miscellaneous income with the fourth quarter of 2015.

•	The Company recorded securities losses of $244,000 in the first quarter of 2016 compared to gains of $145,000 in the fourth quarter of 2015.

•
Loan level derivative fee income was $639,000 in the first quarter, down $194,000 from the fourth quarter. Revenue in this category can be volatile since it is a function of the amount of commercial loans that customers opt to convert from floating to fixed rate via interest rate swaps in any given quarter.

•	Partially offsetting the declines, mortgage banking income improved to $244,000 in the first quarter from $46,000 in the fourth quarter mainly due to a higher volume of loan sales.

Compared to the first quarter of 2015, noninterest income declined $807,000, or 37%. The Company recorded securities gains of $1.3 million in the first quarter of 2015 compared to losses of $244,000 in the first quarter of 2016. This was partially offset by loan level derivative income, which increased $635,000, and mortgage banking income, which increased $143,000.

NONINTEREST EXPENSE
Noninterest expense was $12.1 million in the first quarter of 2016, up $120,000, or 1%, from the fourth quarter of 2015 as a $1.0 million increase in salaries and benefits expense was partially offset by declines in most other expense categories. The increase in salaries and benefits expense reflects the absence of a downward fourth quarter adjustment made to non-equity related incentive compensation expense. That adjustment was made after the Company conducted a review of its overall compensation program in light of the awards made under the Equity Incentive Plan as discussed in more detail below. Other factors impacting the increase in salaries and benefits expense included a seasonal increase in payroll taxes, merit increases, a full quarter of Equity Incentive Plan expense in the first quarter vs. a partial quarter in the fourth quarter, and an increase in headcount, which included staffing the new asset based lending and municipal deposit businesses.

Compared to the first quarter of 2015, noninterest expense increased $1.4 million, or 14%. The major factor driving this increase is the recording of $1.2 million of expense in the first quarter of 2016 related to the awards under the Equity Incentive Plan. As previously disclosed, at the Company’s 2015 Annual Shareholders Meeting held on September 3, 2015 shareholders approved the Company's 2015 Equity Incentive Plan and, on October 7, 2015, the Company granted 983,175 restricted stock awards and 2,434,000 stock options subject to vesting provisions. Approximately 80% of the expense related to the Equity Incentive Plan is included in salaries and benefits expense and the remainder in directors' fees. Beyond that item, the new Westwood branch, which opened in the fourth quarter of last year, contributed just under $300,000 to the growth in noninterest expense.

ASSET QUALITY
The provision for loan losses, which in all quarters reflects management’s assessment of risks inherent in the loan portfolio, was a credit of $27,000 in the first quarter of 2016 compared to a $1.9 million charge in the fourth quarter of 2015 and a $279,000 charge in the first quarter of 2015. The decline in the provision from the fourth quarter is due to the following factors:

•	The reversal of a significant portion of a specific reserve established in the fourth quarter against loans secured by one income property as the credit situation improved.

•
Changes to certain qualitative factors used in the calculation of the allowance for loans resulted in a lower allowance/loans ratio. The allowance for loan losses as a percentage of total loans declined to 1.07% at March 31, 2016 from 1.11% at December 31, 2015 and 1.12% at March 31, 2015. The impact on the first quarter provision for loan losses from this change was mainly related to the residential mortgage portfolio.

•	Loan growth impacts the level of provision needed each quarter and a decline in loan growth to 3% in the first quarter from 13% in the fourth quarter resulted in a smaller provision.

The Company had net loan charge-offs of $90,000 in the first quarter of 2016 compared to net recoveries of $71,000 in the fourth quarter of 2015 and net charge-offs of $14,000 in the first quarter of 2015. Nonperforming assets were $10.9 million at March 31, 2016 compared to $10.7 million at December 31, 2015 and $4.8 million at March 31, 2015. At March 31, 2016, 56% of the nonperforming assets were residential mortgage loans and 40% related to the aforementioned loans secured by one income property, which were first placed on nonaccrual in the fourth quarter of last year. Nonperforming assets as a percentage of total assets were 0.51% at both March 31, 2016 and December 31, 2015, compared to 0.27% at March 31, 2015.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood MA, had assets of $2.2 billion at March 31, 2016 and operates 11 branch offices in Brookline, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The Bank's three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer and commercial deposit and loan products to Eastern Massachusetts through a growing branch network and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 140 years. For more information about Blue Hills Bank, visit the Blue Hills web site at www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets

(Unaudited, dollars in thousands)				% Change
	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016 vs. December 31, 2015	March 31, 2016 vs. March 31, 2015
Assets
Cash and due from banks	$13,852	$10,932	$10,045	26.7%	37.9%
Short term investments	18,157	22,366	26,966	(18.8)%	(32.7)%
Total cash and cash equivalents	32,009	33,298	37,011	(3.9)%	(13.5)%
Securities available for sale, at fair value	237,669	231,690	429,551	2.6%	(44.7)%
Securities held to maturity, at amortized cost	196,578	200,141	—	(1.8)%	NM
Federal Home Loan Bank stock, at cost	16,137	13,567	11,702	18.9%	37.9%
Loans held for sale	3,926	12,877	17,681	(69.5)%	(77.8)%
Loans:
1-4 family residential	621,801	602,138	463,334	3.3%	34.2%
Home equity	80,571	77,633	63,276	3.8%	27.3%
Commercial real estate	586,151	559,609	405,670	4.7%	44.5%
Construction	92,481	79,386	59,513	16.5%	55.4%
Total real estate loans	1,381,004	1,318,766	991,793	4.7%	39.2%
Commercial business	168,976	182,536	154,367	(7.4)%	9.5%
Consumer	36,977	39,075	32,845	(5.4)%	12.6%
Total loans	1,586,957	1,540,377	1,179,005	3.0%	34.6%
Allowance for loan losses	(16,985)	(17,102)	(13,238)	(0.7)%	28.3%
Loans, net	1,569,972	1,523,275	1,165,767	3.1%	34.7%
Premises and equipment, net	20,099	20,015	18,869	0.4%	6.5%
Accrued interest receivable	5,588	5,344	4,793	4.6%	16.6%
Goodwill and core deposit intangible	11,443	11,785	12,955	(2.9)%	(11.7)%
Net deferred tax asset	8,774	10,665	5,172	(17.7)%	69.6%
Bank-owned life insurance	31,883	31,626	30,848	0.8%	3.4%
Other assets	28,150	20,060	23,535	40.3%	19.6%
Total assets	$2,162,228	$2,114,343	$1,757,884	2.3%	23.0%
Liabilities and Stockholders' Equity
NOW and demand	$285,391	$288,143	$256,746	(1.0)%	11.2%
Regular savings	283,586	287,344	301,932	(1.3)%	(6.1)%
Money market	408,591	368,050	269,164	11.0%	51.8%
Certificates of deposit	329,012	311,978	310,672	5.5%	5.9%
Brokered money market	46,673	41,807	23,991	11.6%	94.5%
Brokered certificates of deposit	131,352	136,527	58,705	(3.8)%	123.7%
Total deposits	1,484,605	1,433,849	1,221,210	3.5%	21.6%
Short-term borrowings	170,000	205,000	70,000	(17.1)%	142.9%
Long-term debt	85,000	55,000	35,000	54.5%	142.9%
Other liabilities	29,067	21,665	16,730	34.2%	73.7%
Total liabilities	1,768,672	1,715,514	1,342,940	3.1%	31.7%
Common stock	269	276	285	(2.5)%	(5.6)%
Additional paid-in capital	260,041	269,078	281,094	(3.4)%	(7.5)%
Unearned compensation- ESOP	(21,065)	(21,255)	(21,825)	0.9%	(3.5)%
Retained earnings	157,090	155,918	151,029	0.8%	4.0%
Accumulated other comprehensive income (loss)	(2,779)	(5,188)	4,361	(46.4)%	(163.7)%
Total stockholders' equity	393,556	398,829	414,944	(1.3)%	(5.2)%
Total liabilities and stockholders' equity	$2,162,228	$2,114,343	$1,757,884	2.3%	23.0%

Blue Hills Bancorp, Inc.
Consolidated Balance Sheet Trend

(Unaudited, dollars in thousands)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Assets
Cash and due from banks	$13,852	$10,932	$9,447	$10,162	$10,045
Short term investments	18,157	22,366	11,533	43,240	26,966
Total cash and cash equivalents	32,009	33,298	20,980	53,402	37,011
Securities available for sale, at fair value	237,669	231,690	231,697	431,827	429,551
Securities held to maturity, at amortized cost	196,578	200,141	197,632	—	—
Federal Home Loan Bank stock, at cost	16,137	13,567	11,702	11,702	11,702
Loans held for sale	3,926	12,877	21,423	1,833	17,681
Loans:
1-4 family residential	621,801	602,138	541,382	510,406	463,334
Home equity	80,571	77,633	73,494	65,735	63,276
Commercial real estate	586,151	559,609	497,217	448,125	405,670
Construction	92,481	79,386	54,283	60,553	59,513
Total real estate loans	1,381,004	1,318,766	1,166,376	1,084,819	991,793
Commercial business	168,976	182,536	163,971	151,012	154,367
Consumer	36,977	39,075	36,855	33,995	32,845
Total loans	1,586,957	1,540,377	1,367,202	1,269,826	1,179,005
Allowance for loan losses	(16,985)	(17,102)	(15,082)	(13,777)	(13,238)
Loans, net	1,569,972	1,523,275	1,352,120	1,256,049	1,165,767
Premises and equipment, net	20,099	20,015	19,485	18,969	18,869
Accrued interest receivable	5,588	5,344	5,174	4,878	4,793
Goodwill and core deposit intangible	11,443	11,785	12,151	12,541	12,955
Net deferred tax asset	8,774	10,665	8,368	7,015	5,172
Bank-owned life insurance	31,883	31,626	31,358	31,100	30,848
Other assets	28,150	20,060	22,348	15,251	23,535
Total assets	$2,162,228	$2,114,343	$1,934,438	$1,844,567	$1,757,884
Liabilities and Stockholders' Equity
NOW and demand	$285,391	$288,143	$284,720	$268,126	$256,746
Regular savings	283,586	287,344	288,597	291,628	301,932
Money market	408,591	368,050	341,588	296,539	269,164
Certificates of deposit	329,012	311,978	310,424	310,365	310,672
Brokered money market	46,673	41,807	33,924	23,759	23,991
Brokered certificates of deposit	131,352	136,527	85,705	83,705	58,705
Total deposits	1,484,605	1,433,849	1,344,958	1,274,122	1,221,210
Short-term borrowings	170,000	205,000	115,000	95,000	70,000
Long-term debt	85,000	55,000	45,000	35,000	35,000
Other liabilities	29,067	21,665	21,868	26,704	16,730
Total liabilities	1,768,672	1,715,514	1,526,826	1,430,826	1,342,940
Common stock	269	276	282	285	285
Additional paid-in capital	260,041	269,078	276,730	281,164	281,094
Unearned compensation- ESOP	(21,065)	(21,255)	(21,445)	(21,635)	(21,825)
Retained earnings	157,090	155,918	153,969	152,728	151,029
Accumulated other comprehensive income (loss)	(2,779)	(5,188)	(1,924)	1,199	4,361
Total stockholders' equity	393,556	398,829	407,612	413,741	414,944
Total liabilities and stockholders' equity	$2,162,228	$2,114,343	$1,934,438	$1,844,567	$1,757,884

Blue Hills Bancorp, Inc.
Consolidated Statement of Net Income-Quarters

(Unaudited, dollars in thousands, except share data)	Quarters Ended			% Change
	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016 vs. December 31, 2015	March 31, 2016 vs. March 31, 2015
Interest and fees on loans	$13,603	$12,647	$10,427	7.6%	30.5%
Interest on securities	2,295	2,228	2,136	3.0%	7.4%
Dividends	139	2,183	100	(93.6)%	39.0%
Other	26	13	19	100.0%	36.8%
Total interest and dividend income	16,063	17,071	12,682	(5.9)%	26.7%
Interest on deposits	2,292	2,093	1,763	9.5%	30.0%
Interest on borrowings	570	406	254	40.4%	124.4%
Total interest expense	2,862	2,499	2,017	14.5%	41.9%
Net interest and dividend income	13,201	14,572	10,665	(9.4)%	23.8%
Provision (credit) for loan losses	(27)	1,949	279	(101.4)%	(109.7)%
Net interest and dividend income, after provision for loan losses	13,228	12,623	10,386	4.8%	27.4%
Deposit account fees	317	327	333	(3.1)%	(4.8)%
Interchange and ATM fees	347	378	326	(8.2)%	6.4%
Mortgage banking	244	46	101	430.4%	141.6%
Loan level derivative fee income	639	833	4	(23.3)%	15,875.0%
Realized securities gains (losses), net	(244)	145	1,318	(268.3)%	(118.5)%
Bank-owned life insurance income	257	268	253	(4.1)%	1.6%
Miscellaneous	(183)	327	(151)	(156.0)%	21.2%
Total noninterest income	1,377	2,324	2,184	(40.7)%	(37.0)%
Salaries and employee benefits	6,885	5,849	5,489	17.7%	25.4%
Occupancy and equipment	1,619	1,688	1,498	(4.1)%	8.1%
Data processing	761	909	819	(16.3)%	(7.1)%
Professional fees	481	780	632	(38.3)%	(23.9)%
Advertising	532	776	500	(31.4)%	6.4%
FDIC deposit insurance	346	192	292	80.2%	18.5%
Directors' fees	338	315	124	7.3%	172.6%
Amortization of core deposit intangible	342	366	437	(6.6)%	(21.7)%
Other general and administrative	764	1,073	835	(28.8)%	(8.5)%
Total noninterest expense	12,068	11,948	10,626	1.0%	13.6%
Income before income taxes	2,537	2,999	1,944	(15.4)%	30.5%
Provision for income taxes	870	587	638	48.2%	36.4%
Net income	$1,667	$2,412	$1,306	(30.9)%	27.6%

Earnings per common share:
Basic	$0.07	$0.09	$0.05
Diluted	$0.07	$0.09	$0.05
Weighted average shares outstanding:
Basic	25,066,086	25,500,755	26,274,738
Diluted	25,132,441	25,554,961	26,274,738

Blue Hills Bancorp Inc.
Consolidated Statements of Net Income - Trend
	Quarters Ended
(Unaudited, dollars in thousands, except share data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Interest and fees on loans	$13,603	$12,647	$11,509	$10,759	$10,427
Interest on securities	2,295	2,228	2,227	2,237	2,136
Dividends	139	2,183	1,673	112	100
Other	26	13	9	22	19
Total interest and dividend income	16,063	17,071	15,418	13,130	12,682
Interest on deposits	2,292	2,093	1,926	1,745	1,763
Interest on borrowings	570	406	287	270	254
Total interest expense	2,862	2,499	2,213	2,015	2,017
Net interest and dividend income	13,201	14,572	13,205	11,115	10,665
Provision (credit) for loan losses	(27)	1,949	1,318	544	279
Net interest and dividend income, after provision for loan losses	13,228	12,623	11,887	10,571	10,386
Deposit account fees	317	327	319	335	333
Interchange and ATM fees	347	378	430	377	326
Mortgage banking	244	46	52	83	101
Loan level derivative fee income	639	833	513	770	4
Realized securities gains (losses), net	(244)	145	238	267	1,318
Bank-owned life insurance income	257	268	258	252	253
Miscellaneous	(183)	327	(116)	393	(151)
Total noninterest income	1,377	2,324	1,694	2,477	2,184
Salaries and employee benefits	6,885	5,849	5,591	5,641	5,489
Occupancy and equipment	1,619	1,688	1,617	1,464	1,498
Data processing	761	909	939	843	819
Professional fees	481	780	610	667	632
Advertising	532	776	620	562	500
FDIC deposit insurance	346	192	262	253	292
Directors' fees	338	315	112	93	124
Amortization of core deposit intangible	342	366	390	414	437
Other general and administrative	764	1,073	707	723	835
Total noninterest expense	12,068	11,948	10,848	10,660	10,626
Income before income taxes	2,537	2,999	2,733	2,388	1,944
Provision for income taxes	870	587	923	689	638
Net income	$1,667	$2,412	$1,810	$1,699	$1,306

Earnings per common share:
Basic	$0.07	$0.09	$0.07	$0.06	$0.05
Diluted	$0.07	$0.09	$0.07	$0.06	$0.05
Weighted average shares outstanding:
Basic	25,066,086	25,500,755	26,183,381	26,293,560	26,274,738
Diluted	25,132,441	25,554,961	26,183,381	26,293,560	26,274,738

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited, dollars in thousands)	Quarters Ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$1,569,240	$13,656	3.50%	$1,449,494	$12,700	3.48%	$1,178,716	$10,470	3.60%
Securities (1)	430,015	2,368	2.21	427,752	4,347	4.03	422,092	2,221	2.13
Other interest earning assets and FHLB stock	36,723	126	1.38	33,222	111	1.33	50,603	70	0.56
Total interest-earning assets	2,035,978	16,150	3.19%	1,910,468	17,158	3.56%	1,651,411	12,761	3.13%
Non-interest-earning assets	100,534			91,732			97,427
Total assets	$2,136,512			$2,002,200			$1,748,838

Interest-bearing liabilities
NOW	$135,367	$16	0.05%	$134,162	$19	0.06%	$122,226	$14	0.05%
Regular savings	286,533	251	0.35	287,003	264	0.36	301,135	319	0.43
Money market	430,989	846	0.79	397,998	729	0.73	297,359	508	0.69
Certificates of deposit	435,574	1,179	1.09	396,552	1,081	1.08	353,480	922	1.06
Total interest-bearing deposits	1,288,463	2,292	0.72	1,215,715	2,093	0.68	1,074,200	1,763	0.67
Borrowings	277,857	570	0.83	207,446	406	0.78	108,556	254	0.95
Total interest-bearing liabilities	1,566,320	2,862	0.73%	1,423,161	2,499	0.70%	1,182,756	2,017	0.69%
Non-interest-bearing deposits	147,961			154,872			125,915
Other non-interest-bearing liabilities	26,471			21,878			25,681
Total liabilities	1,740,752			1,599,911			1,334,352
Stockholders' equity	395,760			402,289			414,486
Total liabilities and stockholders' equity	$2,136,512			$2,002,200			$1,748,838

Net interest and dividend income (FTE)		13,288			14,659			10,744
Less: FTE adjustment		(87)			(87)			(79)
Net interest and dividend income (GAAP)		$13,201			$14,572			$10,665

Net interest rate spread (FTE)			2.46%			2.86%			2.44%
Net interest margin (FTE)			2.62%			3.04%			2.64%
Total deposit cost			0.64%			0.61%			0.60%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 34%.

Blue Hills Bancorp, Inc.
Average Balances - Trend
(Unaudited, dollars in thousands)	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Interest-earning assets
Total loans	$1,569,240	$1,449,494	$1,316,514	$1,223,681	$1,178,716
Securities	430,015	427,752	429,667	429,348	422,092
Other interest earning assets and FHLB stock	36,723	33,222	34,061	42,832	50,603
Total interest-earning assets	2,035,978	1,910,468	1,780,242	1,695,861	1,651,411
Non-interest-earning assets	100,534	91,732	89,085	92,390	97,427
Total assets	$2,136,512	$2,002,200	$1,869,327	$1,788,251	$1,748,838

Interest-bearing liabilities
NOW	$135,367	$134,162	$128,298	$123,904	$122,226
Regular savings	286,533	287,003	289,236	298,850	301,135
Money market	430,989	397,998	348,658	297,903	297,359
Certificates of deposit	435,574	396,552	392,170	371,150	353,480
Total interest-bearing deposits	1,288,463	1,215,715	1,158,362	1,091,807	1,074,200
Borrowings	277,857	207,446	135,554	134,362	108,556
Total interest-bearing liabilities	1,566,320	1,423,161	1,293,916	1,226,169	1,182,756
Non-interest-bearing deposits	147,961	154,872	142,328	130,276	125,915
Other non-interest-bearing liabilities	26,471	21,878	20,368	16,091	25,681
Total liabilities	1,740,752	1,599,911	1,456,612	1,372,536	1,334,352
Stockholders' equity	395,760	402,289	412,715	415,715	414,486
Total liabilities and stockholders' equity	$2,136,512	$2,002,200	$1,869,327	$1,788,251	$1,748,838

Blue Hills Bancorp, Inc.
Yield Trend
(Unaudited, dollars in thousands)	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Interest-earning assets
Total loans (1)	3.50%	3.48%	3.48%	3.54%	3.60%
Securities (1)	2.21%	4.03%	3.54%	2.18%	2.13%
Other interest earning assets and FHLB stock	1.38%	1.33%	1.23%	0.68%	0.56%
Total interest-earning assets	3.19%	3.56%	3.46%	3.13%	3.13%

Interest-bearing liabilities
NOW	0.05%	0.06%	0.05%	0.05%	0.05%
Regular savings	0.35%	0.36%	0.37%	0.39%	0.43%
Money market	0.79%	0.73%	0.69%	0.63%	0.69%
Certificates of deposit	1.09%	1.08%	1.05%	1.05%	1.06%
Total interest-bearing deposits	0.72%	0.68%	0.66%	0.64%	0.67%
Borrowings	0.83%	0.78%	0.84%	0.81%	0.95%
Total interest-bearing liabilities	0.73%	0.70%	0.68%	0.66%	0.69%

Net interest rate spread (FTE)	2.46%	2.86%	2.78%	2.47%	2.44%
Net interest margin (FTE)	2.62%	3.04%	2.96%	2.65%	2.64%
Total deposit cost	0.64%	0.61%	0.59%	0.57%	0.60%
(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 34%.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Performance Ratios (annualized)
Basic and diluted EPS	$0.07	$0.09	$0.07	$0.06	$0.05

Return on average assets (ROAA)	0.31%	0.48%	0.38%	0.38%	0.30%

Return on average equity (ROAE)	1.69%	2.38%	1.74%	1.64%	1.28%

Return on average tangible common equity (ROATCE)	1.75%	2.45%	1.79%	1.70%	1.32%

Efficiency Ratio	83%	70%	73%	78%	83%

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	At or for the Quarters Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Asset Quality
Nonperforming Assets	$10,941	$10,744	$4,766
Nonperforming Assets/Total Assets	0.51%	0.51%	0.27%
Allowance for Loan Losses/Total Loans	1.07%	1.11%	1.12%
Net Charge-offs (Recoveries)	$90	$(71)	$14
Annualized Net Charge-offs (Recoveries)/Average Loans	0.02%	(0.02)%	—%
Allowance for Loan Losses/ Nonperforming Loans	155%	159%	278%

Capital/Other
Common shares outstanding	27,786,642	28,492,732	28,466,813
Book value per share	$14.16	$14.00	$14.58
Tangible book value per share	$13.75	$13.58	$14.12
Tangible Common Equity/Tangible Assets	17.77%	18.41%	23.04%
Full-time Equivalent Employees	219	209	204